As filed with the Securities and Exchange Commission on November 9, 2022.
Registration No. 333-261599

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2
to
FORM S-1 ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONTEXT THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	86-3738787
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103
(267) 225-7416
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin Lehr
Chief Executive Officer
2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103
(267) 225-7416
(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Walter J. Mostek, Esq. Ben A. Stacke, Esq. Faegre Drinker Biddle & Reath LLP One Logan Square Philadelphia, Pennsylvania 19103 Tel.: (215) 988-3330	Alex Levit Chief Legal Officer 2001 Market Street, Suite 3915, Unit #15 Philadelphia, Pennsylvania 19103 Tel: (267) 225-7416	William N. Haddad, Esq. Venable, LLP 1270 Avenue of the Americas, 24th Floor New York, New York 10020 Tel.: (212) 503-9812

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On December 10, 2021, Context Therapeutics Inc. (“Context” or the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-261599) (the “Registration Statement”). The Registration Statement was initially declared effective by the SEC on December 16, 2021, and initially registered 10,000,000 shares of common stock, par value $0.001 per share (the “common stock”), of the Company, issued in a private placement of 5,000,000 shares of common stock, together with warrants to purchase 5,000,000 shares of common stock. The closing of the purchase and sale of the securities occurred on December 6, 2021.
This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 2”) is being filed by the Company to (i) convert the Registration Statement into a registration statement on Form S-3 and (ii) include updated information regarding the selling stockholders, including a reduction in the number of shares of common stock being offered to 5,000,000 shares.
No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information contained in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 9, 2022
PROSPECTUS
5,000,000 Shares
Common Stock
Context Therapeutics Inc.

This prospectus relates to the disposition, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders” on page 10 of up to 5,000,000 shares of our common stock.
The selling stockholders or their permitted transferees or other successors-in-interest may, but are not required to, sell the shares of our common stock offered by this prospectus from time to time in a number of different ways and at varying prices as determined by the prevailing market price for shares or in negotiated transactions. See “Plan of Distribution” on page 16 for a description of how the selling stockholders may dispose of the shares covered by this prospectus. We do not know when or in what amount the selling stockholders may offer the shares for sale.
We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We have agreed to pay certain expenses related to the registration of the offer and sale of the shares of common stock pursuant to the registration statement of which this prospectus forms a part.
Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CNTX.” On November 8, 2022, the last reported closing sale price of our common stock on Nasdaq was $1.15 per share.
We are an “emerging growth company” under the federal securities laws and have elected to comply with certain reduced public company reporting requirements.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus to read about factors you should consider before buying shares of our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is               , 2022

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, the selling stockholders and their permitted transferees may sell securities from time to time and in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale by the selling stockholders of the securities offered by them described in this prospectus.
We may also file a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering or authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement and free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any applicable free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Context,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Context Therapeutics Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of our common stock.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is https://www.contexttherapeutics.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):
•Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 23, 2022.
•Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 11, 2022, for the quarter ended June 30, 2022, filed with the SEC on August 11, 2022, and for the quarter ended September 30, 2022, filed with the SEC on November 9, 2022.
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2022.
•Our Current Reports on Form 8-K filed with the SEC on January 5, 2022, January 10, 2022, June 3, 2022 and August 2, 2022.
•The description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on July 23, 2021, including any amendment or report filed with the SEC for the purpose of updating the description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering will also be incorporated by reference in this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report or performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Context Therapeutics Inc.
2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103
(267) 225-7416
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Overview
We are a clinical-stage biopharmaceutical company dedicated to improving the lives of women living with cancer.
Profound advancements in oncology drug development have expanded the treatment options available to women with cancer, yet therapeutic resistance and relapse continue to limit the efficacy and duration of such treatments. Collectively, our founders and management team have decades of experience identifying and characterizing the mechanisms that drive cancer initiation and subsequent relapse in women with cancer and who have been associated with the development of products such as Kisqali (ribociclib), Arimidex (anastrozole), and Afinitor (everolimus) to treat such cancers.
Our development team is advancing a pipeline of innovative therapies with a primary focus on treating female cancers, including breast, ovarian, and endometrial (uterine) cancer. Our most advanced product candidate, onapristone extended-release, or ONA-XR, builds upon a foundation of successful drug development by our management team and advisors in the field of hormone-dependent cancers. ONA-XR is a potent and selective antagonist of the progesterone receptor, which has been linked to resistance to multiple classes of cancer therapeutics, including anti-estrogen therapies, across female hormone-dependent cancers.
Our second program, CLDN6xCD3 bispecific antibody, is being advanced toward an Investigational New Drug Application submission. CLDN6xCD3 BsAb, is an anti-CD3 x anti-Claudin 6, or CLDN6, antigen bispecific monoclonal antibody, or BsAb, that is intended to redirect T-cell-mediated lysis toward malignant cells expressing CLDN6. CLDN6 is a tight junction membrane protein target expressed in multiple cancers, including ovarian and endometrial tumors, and absent from or expressed at very low levels in normal adult tissues.
December 2021 Private Placement
On December 1, 2021, we entered into a securities purchase agreement for a private placement (the “Private Placement”) with a select group of accredited investors, which we collectively refer to as the “Purchasers.” Pursuant to the securities purchase agreement, the Purchasers purchased 5,000,000 shares of our common stock, together with warrants to purchase 5,000,000 shares of common stock. The purchase price for each share of common stock and accompanying warrant was $6.25 per unit, for an aggregate purchase price of $31,250,000. The warrants have a term of 5.5 years and an exercise price of $6.25 per share. The closing of the purchase and sale of the securities occurred on December 6, 2021.
We also entered into a registration rights agreement with the Purchasers requiring us to register the resale of the shares. We were required to prepare and file a registration statement with the SEC no later than 10 days following the date of the Private Placement, and this registration statement was initially declared effective by the SEC on December 16, 2021. In connection with the Private Placement, we terminated that certain Investors’ Rights Agreement that we entered into in connection with the Series A Financing.
Corporate Information
Our principal executive offices are located at 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103. Our telephone number is (267) 225-7416. Our website address is https://www.contexttherapeutics.com. Information contained on the website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

THE OFFERING

Issuer	Context Therapeutics Inc.

Common stock offered by the Selling Stockholders	Up to 5,000,000 shares of common stock.

Common stock to be outstanding immediately after this offering	20,966,053 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering. See the section titled “Selling Stockholders” for additional information.

Risk factors	Investing in our common stock involves a high degree of risk and purchasers of our common stock may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq trading symbol	“CNTX.”
The number of shares of our common stock to be outstanding immediately after this offering is based on 15,966,053 shares of our common stock outstanding as of September 30, 2022 and assumes the issuance of all of the shares issuable upon exercise of the warrants sold in the Private Placement and excludes the following:
•1,341,504 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2022, at a weighted-average exercise price of $3.27 per share;
•546,535 shares of common stock reserved for issuance under our 2021 Long-Term Performance Incentive Plan; and
•5,860,000 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2022, at a weighted average exercise price of $6.48.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before making a decision about investing in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus may contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus, including statements regarding the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results; the timing of preliminary results for our ongoing Company-sponsored trial and investigator-sponsored trials; the timing, progress and results of preclinical studies and clinical trials for ONA-XR, CLDN6 BsAb, and other product candidates we may develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs; the timing, scope and likelihood of U.S. and foreign regulatory filings and approvals, including timing of Investigational New Drug applications and final U.S. Food and Drug Administration approval of ONA-XR, CLDN6 BsAb and any other future product candidates; our ability to develop and advance ONA-XR, CLDN6 BsAb, and any other future product candidates, and successfully complete, clinical studies; our manufacturing, commercialization, and marketing capabilities, implementations thereof, and strategy; our plans relating to commercializing our product candidates, if approved, including the geographic areas of focus, sales strategy, and our ability to grow a sales team; the impact of the COVID-19 pandemic and other economic uncertainties on our business and operations, including clinical trials, manufacturing suppliers, collaborators, use of contract research organizations and employees; the need to hire additional personnel and our ability to attract and retain such personnel; the size of the market opportunity for our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting; our expectations regarding the approval and use of our product candidates in combination with other drugs; our dependence on collaborations with third parties for certain research, development and commercialization activities; our competitive position and the success of competing therapies that are or may become available; the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates; our ability to obtain and maintain regulatory approval of our product candidates; our plans relating to the further development of our product candidates, including additional indications we may pursue; existing regulations and regulatory developments in the United States, Europe and other jurisdictions; our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering ONA-XR, CLDN6 BsAb, and other product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights; our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials; our ability to obtain, and negotiate favorable terms of, collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates; the pricing and reimbursement of ONA-XR, CLDN6 BsAb and other product candidates we may develop, if approved; the rate and degree of market acceptance and clinical utility of ONA-XR, CLDN6 BsAb and other product candidates we may develop; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; our current plans and ability to seek additional capital in the future through equity and/or debt financings, partnerships, collaborations, or other sources and the availability and terms of such future sources of capital; our financial performance; the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; the impact of laws and regulations; our expectations regarding the period during which we will qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012; and our anticipated use of our existing cash and cash equivalents, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the respective dates of this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus, as applicable, and are subject to a number of risks, uncertainties and assumptions, including those described under “Risk Factors” and elsewhere in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein, and any applicable free writing prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS
We will not receive any proceeds from the sale of our shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS
The common stock being offered by the selling stockholders are those that may be acquired by them upon exercise of the warrants issued in the Private Placement. For additional information regarding the issuance of those shares of common stock, see “December 2021 Private Placement” in “The Company” above. We are registering the shares of common stock to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock, the selling stockholders have not had any material relationship with us within the past three years.
The table below lists the selling stockholders and other information regarding the beneficial ownership of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of shares of common stock, as of the date of this prospectus.
The third column lists the shares of common stock being offered pursuant to this prospectus by the selling stockholders.
In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of the maximum number of shares of common stock issuable upon exercise of the warrants issued to the selling stockholders in the Private Placement, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration rights agreement, without regard to any limitations on the exercise of the warrants, less any shares of common stock disposed of by the selling stockholders subsequent to the Private Placement. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.
Under the terms of the warrants, a selling stockholder may not exercise the warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock that would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants that have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”
This table and the information in the footnotes below are based upon information supplied by the selling stockholders. Except as expressly noted in the footnotes below, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to this Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering(2)
Altium Growth Fund, LP(3)	1,000,000	1,000,000	—
Empery Asset Master, LTD(4)	589,311	589,311	—
Empery Tax Efficient, LP(5)	410,689	410,689	—
Hudson Bay Master Fund Ltd.(6)	1,000,000	1,000,000	—
Kepos Alpha Master Fund L.P.(7)	1,000,000	1,000,000	—
Sabby Volatility Warrant Master Fund, Ltd.(8)	1,000,000	1,000,000	—
Total	5,000,000	5,000,000	—
__________________
(1)Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the common shares shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.
(2)Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all shares of common stock registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of common stock are acquired or sold by the selling stockholder prior to completion of this offering. However, each selling stockholder may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of common stock that they may own pursuant to another registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.
(3)Represents 1,000,000 shares of common stock issuable upon exercise of warrants. Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Capital Growth GP, LLC, which is the general partner of Altium Growth Fund, LP. Each of Altium Growth Fund, LP and Jacob Gottlieb disclaims beneficial ownership over these securities. The principal address of Altium Capital Management, LP is 152 West 57th Street, 20th Floor, New York, NY 10019.
(4)Represents 589,311 shares of common stock issuable upon exercise of warrants. The business address is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York City, New York 10020. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacities as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM and Messrs. Hoe and Lane each disclaim any beneficial ownership of these shares.
(5)Represents 410,689 shares of common stock issuable upon exercise of warrants. The business address is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York City, New York 10020. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacities as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE and Messrs. Hoe and Lane each disclaim any beneficial ownership of these shares.
(6)Represents 1,000,000 shares of common stock issuable upon exercise of warrants. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.
(7)Represents 1,000,000 shares of common stock issuable upon exercise of warrants. Kepos Capital LP is the investment manager of the selling stockholder and Kepos Partners LLC is the General Partner of the selling stockholder, and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling stockholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling stockholder. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, New York 10036.
(8)Represents 1,000,000 shares of common stock issuable upon exercise of warrants. Sabby Management, LLC serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby Volatility Warrant Master Fund, Ltd., except to the extent of their respective pecuniary interest therein. The address of Sabby Volatility Warrant Master Fund, Ltd. is c/o Sabby Mgt. LLC, 10 Mountainview Rd. Suite 205, Upper Saddle River, NJ 07458.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and certain provisions of our amended and restated certificate of incorporation (our “certificate of incorporation”) and our amended and restated bylaws (our “bylaws”), are summaries and are qualified in their entirety by reference to the full text of our certificate of incorporation and our bylaws, each of which has been publicly filed with the SEC, and applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). See “Where You Can Find More Information; Incorporation by Reference.” Our authorized capital stock consists of:
•100,000,000 shares of common stock, par value $0.001 per share; and
•10,000,000 shares of preferred stock, par value $0.001 per share.
Common Stock
Our common stock is listed on Nasdaq under the symbol “CNTX.”
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Transfer Agent
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Preferred Stock
There are no shares of preferred stock currently outstanding. Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our Company or other corporate action.

Warrants
As of September 30, 2022, we had outstanding warrants exercisable for 5,860,000 shares of common stock upon conversion at a weighted average exercise price of $6.48 per share.
Options
As of September 30, 2022, options to purchase 1,341,504 shares of our common stock were outstanding under our 2021 Long-Term Performance Incentive Plan at a weighted average exercise price of $3.27 per share.
Participation Rights
Under our securities purchase agreement, dated as of December 1, 2021, with the Purchasers, pursuant to which we issued the Purchasers an aggregate of 5,000,000 shares of our common stock and warrants to purchase 5,000,000 shares of our common stock, we granted the Purchasers a right to participate in certain subsequent issuances prior to June 16, 2023, of common stock or common stock equivalents for cash consideration or indebtedness that is convertible into common stock. Pursuant to this right, each Purchaser may participate up to an amount equal to 35% of any such subsequent financing on the same terms, conditions and price.
Registration Rights
Under our registration rights agreement, dated as of December 1, 2021, with the Purchasers, we agreed to file a registration statement registering the resale of the shares of common stock, the warrants and the shares of common stock issuable upon exercise of the warrants (the “Registrable Securities”), issued to the Purchasers, which registration statement became effective on December 16, 2021, and to use our reasonable best efforts to keep such registration statement continuously effective until the date that all Registrable Securities (i) have been sold or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144 (the “Effectiveness Period”). If we fail to keep the registration statement effective or the Purchasers are otherwise not permitted to resell their Registrable Securities pursuant to the registration statement for certain specified periods of time, we will be required to pay liquidated damages to the Purchasers.
If, during the Effectiveness Period, the number of Registrable Securities exceeds the number of shares of common stock registered in a registration statement, we are required to file as soon as reasonably practicable an additional registration statement covering such Registrable Securities. We also agreed, among other things, to indemnify the Purchasers from certain liabilities and to pay all fees and expenses incident to our performance of or compliance with the registration rights agreement.
Anti-takeover effects of provisions of our certificate of incorporation, our bylaws and the DGCL
Some provisions of the DGCL, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware anti-takeover statute
We are subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.
No Written Consent of Stockholders
Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.
Meetings of Stockholders
Our bylaws provide that a special meeting of stockholders may be called only by our chairman of the board of directors, Chief Executive Officer or by a resolution adopted by a majority of our board of directors, and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws also limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.
Advance Notice Requirements
Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
Amendment to Our Certificate of Incorporation
Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment.
Undesignated Preferred Stock
Our certificate of incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.
Choice of Forum
Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware) will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; (4) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. In addition, our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Act. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to these choice of forum provisions. It is possible that a court of law could rule that the choice of forum provisions contained in our certificate of incorporation are inapplicable or unenforceable if they are challenged in a proceeding or otherwise. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law and the Securities Act for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

PLAN OF DISTRIBUTION
Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales;
•in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2121, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.
In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the selling stockholders’ selling costs incurred pursuant to any available method provided hereunder for selling securities.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the shares of our common stock offered hereby has been passed upon for us by Faegre Drinker Biddle & Reath LLP.
EXPERTS
The consolidated financial statements incorporated in this prospectus and in the registration statement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by CohnReznick LLP, an independent registered public accountant firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

5,000,000 Shares of Common Stock
Context Therapeutics Inc.

PROSPECTUS

                      , 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable solely by us in connection with the sale of the securities being registered hereby. All amounts, other than the SEC registration fee, are estimates.

Amount
SEC registration fee	$5,024
Accounting fees and expenses	5,000
Legal fees and expenses	75,000
Transfer agent fees and expenses	5,000
Printing and related fees	100,000
Advisory fees	85,000
Miscellaneous fees and expenses	20,000
Total	$295,024
Item 15. Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.
We have entered into indemnification agreements with each of our directors and executive officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our certificate of incorporation, our bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.
We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
We have purchased and intend to maintain insurance on behalf of Context and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 16. Exhibits.
(a)Exhibits

Exhibit No.	Description

3.1
Amended & Restated Certificate of Incorporation of Context Therapeutics Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40654), as filed with the SEC on October 22, 2021).

3.2
Amended & Restated Bylaws of Context Therapeutics Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-40654), as filed with the SEC on October 22, 2021).

4.1	Form of Stock Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-256572), as filed with the SEC on May 27, 2021).

4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-40654), as filed with the SEC on December 2, 2021).

4.3
Registration Rights Agreement, dated December 1, 2021, by and between Context Therapeutics Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q (File No. 001-40654), as filed with the SEC on December 2, 2021).

5.1**	Opinion of Faegre Drinker Biddle & Reath LLP.

23.1*	Consent of CohnReznick LLP.

23.2**	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on signature page).
__________________
*Filed herewith
** Previously filed
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(b)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(c)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(d)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(5)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on November 9, 2022.

CONTEXT THERAPEUTICS INC.
By:	/s/ Martin Lehr
Martin Lehr
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	SIGNATURE	TITLE	DATE

	/s/ Martin Lehr	Chief Executive Officer and Director (principal executive officer)	November 9, 2022
Martin Lehr

	*	Chief Financial Officer (principal financial and accounting officer)	November 9, 2022
Jennifer Minai-Azary

	*	Chairman of the Board and Director	November 9, 2022
Richard Berman

	*	Director	November 9, 2022
Philip Kantoff

	*	Director	November 9, 2022
Jennifer Evans Stacey

	*	Director	November 9, 2022
Linda West

*By:	/s/ Martin Lehr
Martin Lehr, Attorney-in-Fact